Exhibit 99.1

AeroVironment, Inc. Announces Fiscal 2012 Fourth Quarter and Fiscal Year End Results

MONROVIA, Calif., June 26, 2012 — AeroVironment, Inc. (NASDAQ: AVAV) today reported financial results for its fourth quarter and fiscal year ending April 30, 2012.

“Record fourth quarter revenue of $111 million and earnings per share of $0.80 produced another year of profitable growth.  Revenue in 2012 was $325 million, and fully diluted earnings per share this year of $1.36 represents compound annual growth of more than 20 percent since 2010,” said Tim Conver, AeroVironment chairman and chief executive officer.  “Our team’s effective execution continued to help our customers win and delivered annual growth of 11 percent in revenue, 16 percent in earnings per share and 12 percent in funded backlog.  We also further enhanced our long-term growth prospects with important new capabilities in our unmanned aircraft systems and efficient energy systems business segments, benefiting our customers and our stakeholders.”

FISCAL 2012 FOURTH QUARTER RESULTS

Revenue for the fourth quarter of fiscal 2012 was $110.7 million, up 4% over fourth quarter fiscal 2011 revenue of $106.1 million. The increase in revenue resulted from increased sales in our Unmanned Aircraft Systems (UAS) segment of $6.4 million offset by decreased sales in our Efficient Energy Systems (EES) segment of $1.8 million.

Income from operations for the fourth quarter of fiscal 2012 was $25.7 million, an increase of $0.5 million from fourth quarter fiscal 2011 income from operations of $25.2 million. The increase in income from operations resulted from higher gross margin of $0.3 million and lower research and development (R&D) expense of $3.9 million offset by higher selling, general and administrative (SG&A) expense of $3.7 million.

Net income for the fourth quarter of fiscal 2012 was $17.8 million, an increase of $0.2 million from fourth quarter fiscal 2011 net income of $17.6 million.

Earnings per diluted share for the fourth quarter of fiscal 2012 were $0.80, an increase of $0.01 from fourth quarter fiscal 2011 earnings per diluted share of $0.79.

FISCAL 2012 FULL YEAR RESULTS

Revenue for fiscal 2012 was $325.0 million, up 11% from fiscal 2011 revenue of $292.5 million. The increase in revenue resulted from increased sales in our UAS segment of $24.0 million and EES segment of $8.5 million.

Income from operations for fiscal 2012 was $43.1 million, an increase of $9.1 million from fiscal 2011 income from operations of $34.0 million. The increase in income from operations was caused by higher gross margin of $12.2 million and lower R&D expense of $4.8 million offset by higher SG&A expense of $7.9 million.

Net income for fiscal 2012 was $30.5 million, an increase of $4.6 million from fiscal 2011 net income of $25.9 million.

Earnings per diluted share for fiscal 2012 were $1.36, an increase of $0.19 from fiscal 2011 earnings per diluted share of $1.17.

BACKLOG

As of April 30, 2012, funded backlog (unfilled firm orders for which funding is currently appropriated to us under a customer contract) was $93.2 million compared to $82.9 million as of April 30, 2011.

FISCAL 2013 — OUTLOOK FOR THE FULL YEAR

For fiscal year 2013, the Company expects to generate revenue of $348 million to $370 million, and earnings per share of $1.41 to $1.51 on a fully diluted basis.

The foregoing estimates are forward looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to our ability to obtain and retain government contracts, changes in the demand for our products and services, activities of competitors and changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates.

CONFERENCE CALL

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Tuesday, June 26, 2012, at 1:30 pm Pacific Time that will be broadcast live over the Internet. Timothy E. Conver, chairman and chief executive officer, Jikun Kim, chief financial officer, Tom Herring, chief operating officer and Steven A. Gitlin, vice president of investor relations, will host the call.

4:30 PM ET

3:30 PM CT

2:30 PM MT

1:30 PM PT

Investors may dial into the call at (877) 561-2749 (U.S.) or (678) 809-1029 (international) five to ten minutes prior to the start time to allow for registration.

Investors with Internet access may listen to the live audio webcast via the Investor Relations page of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

Audio Replay Options

An audio replay of the event will be archived on the Investor Relations page of the Company’s website, at http://investor.avinc.com. The audio replay will also be available via telephone from Tuesday, June 26, 2012, at approximately 4:30 p.m. Pacific Time through Tuesday, July 3, at 9:00 p.m. Pacific Time. Dial (855) 859-2056 and enter the passcode 80241237. International callers should dial (404) 537-3406 and enter the same passcode number to access the audio replay.

ABOUT AEROVIRONMENT, INC.

AeroVironment is a technology solutions provider that designs, develops, produces and supports an advanced portfolio of Unmanned Aircraft Systems (UAS) and electric transportation solutions.  Agencies of the U.S. Department of Defense and allied military services use the company’s electric-powered, hand-launched unmanned aircraft systems extensively to provide situational awareness to tactical operating units through real-time, airborne reconnaissance, surveillance and communication.

AeroVironment’s electric transportation solutions include a comprehensive suite of electric vehicle (EV) charging systems, installation and network services for consumers, automakers, utilities and government agencies, power cycling and test systems for EV developers and industrial electric vehicle charging systems for commercial fleets.  More information about AeroVironment is available at www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, reliance on sales to the U.S. government; changes in the supply and/or demand and/or prices for our products; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; changes in significant operating expenses, including components and raw materials; failure to develop new products; changes in the regulatory environment; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

- Financial Tables Follow -

AeroVironment, Inc.

Consolidated Statements of Income

(In thousands except share and per share data)

	Three Months Ended		Twelve Months Ended
	April 30,	April 30,	April 30,	April 30,
	2012	2011	2012	2011
	(Unaudited)
Revenue:
Product sales	$65,735	$47,014	$179,537	$137,724
Contract services	44,940	59,046	145,471	154,779
	110,675	106,060	325,008	292,503
Cost of sales:
Product sales	34,389	19,642	104,347	74,843
Contract services	26,731	37,207	91,328	100,509
	61,120	56,849	195,675	175,352
Gross margin	49,555	49,211	129,333	117,151
Selling, general and administrative	16,474	12,797	55,280	47,431
Research and development	7,337	11,236	30,977	35,769
Income from operations	25,744	25,178	43,076	33,951
Other income:
Interest income	149	62	462	277
Income before income taxes	25,893	25,240	43,538	34,228
Provision for income taxes	8,099	7,604	13,087	8,319
Net income	$17,794	$17,636	$30,451	$25,909
Earnings per share data:
Basic	$0.81	$0.81	$1.40	$1.20
Diluted	$0.80	$0.79	$1.36	$1.17
Weighted average shares outstanding:
Basic	21,846,811	21,659,960	21,783,496	21,591,333
Diluted	22,348,454	22,190,196	22,315,474	22,081,266

AeroVironment, Inc.

Consolidated Balance Sheets

(In thousands except share data)

	April 30,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$64,220	$62,041
Short-term investments	77,152	126,839
Accounts receivable, net of allowance for doubtful accounts of $921 at April 30, 2012 and $639 at April 30, 2011	56,417	44,376
Unbilled receivables and retentions	27,034	21,966
Inventories, net	43,539	38,137
Deferred income taxes	9,377	6,778
Prepaid expenses and other current assets	4,030	2,372
Total current assets	281,769	302,509
Long-term investments	58,457	6,275
Property and equipment, net	23,515	17,498
Deferred income taxes	5,209	5,284
Other assets	201	181
Total assets	$369,151	$331,747
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,213	$31,134
Wages and related accruals	19,076	15,458
Income taxes payable	8,788	7,404
Customer advances	5,124	1,648
Other current liabilities	9,898	5,736
Liability for uncertain tax positions	606	724
Total current liabilities	63,705	62,104
Wages and related accruals	1,203	762
Deferred rent	1,019	1,275
Liability for uncertain tax positions	4,026	4,138
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares—10,000,000; none issued or outstanding	—	—
Common stock, $0.0001 par value:
Authorized shares—100,000,000
Issued and outstanding shares—22,243,903 shares at April 30, 2012 and 21,949,884 at April 30, 2011	2	2
Additional paid-in capital	124,954	119,765
Accumulated other comprehensive loss	(694)	(784)
Retained earnings	174,936	144,485
Total stockholders’ equity	299,198	263,468
Total liabilities and stockholders’ equity	$369,151	$331,747

AeroVironment, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Year ended April 30,
	2012	2011	2010
Operating activities
Net income	$30,451	$25,909	$20,716
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	8,973	10,599	8,982
Impairment of long-lived assets	—	2,043	—
Provision for doubtful accounts	291	(105)	454
Deferred income taxes	(2,579)	(1,343)	(253)
Stock-based compensation	3,196	2,306	1,654
Tax benefit from exercise of stock options	1,239	1,034	2,902
Excess tax benefit from stock-based compensation	(189)	(204)	(108)
(Gain) loss on disposition of property and equipment	(11)	(51)	3
Changes in operating assets and liabilities:
Accounts receivable	(12,332)	(5,626)	3,452
Unbilled receivables and retentions	(5,068)	(3,256)	1,360
Inventories	(5,402)	(17,209)	(9,326)
Income tax receivable	—	—	3,415
Prepaid expenses and other assets	(1,678)	(543)	(172)
Accounts payable	(10,921)	10,929	(3,785)
Other liabilities	12,784	9,003	6,690
Net cash provided by operating activities	18,754	33,486	35,984
Investing activities
Acquisition of property and equipment	(14,992)	(10,173)	(10,792)
Net (purchases) sales of held-to-maturity investments	(2,575)	8,931	(114,247)
Net sales of available-for-sale investments	225	200	275
Proceeds from sale of property and equipment	13	109	—
Net cash used in investing activities	(17,329)	(933)	(124,764)
Financing activities
Excess tax benefit from stock-based compensation	189	204	108
Exercise of stock options	565	619	836
Net cash provided by financing activities	754	823	944
Net increase (decrease) in cash and cash equivalents	2,179	33,376	(87,836)
Cash and cash equivalents at beginning of year	62,041	28,665	116,501
Cash and cash equivalents at end of year	$64,220	$62,041	$28,665
Supplemental disclosures of cash flow information
Cash paid during the year for:
Income taxes	$13,104	$9,873	$104
Non-cash investing activities
Unrealized gains (losses) on long-term investments recorded in other comprehensive income (loss), net of deferred tax benefit of $56, $16 and $143, respectively	$90	$(24)	$(223)

Reportable Segment Results are as Follows (Unaudited):

(In thousands)

	Three Months Ended		Twelve Months Ended
	April 30,	April 30,	April 30,	April 30,
	2012	2011	2012	2011

Revenue:
UAS	$97,345	$90,973	$273,728	$249,769
EES	13,330	15,087	51,280	42,734
Total	110,675	106,060	325,008	292,503
Gross margin:
UAS	45,485	42,707	116,065	99,513
EES	4,070	6,504	13,268	17,638
Total	49,555	49,211	129,333	117,151
Selling, general and administrative	16,474	12,797	55,280	47,431
Research and development	7,337	11,236	30,977	35,769
Income from operations	25,744	25,178	43,076	33,951
Interest income	149	62	462	277
Income before income taxes	$25,893	$25,240	$43,538	$34,228

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Contact:

AeroVironment, Inc.

Steven Gitlin

+1 (626) 357-9983

ir@avinc.com